Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-54497, 33-54499, 333-34631, 333-36096, 333-73408, 333-75793, 333-89471, 333-97811, 333-114435, 333-138031 and 333-143266 on Form S-8 of our report dated June 30, 2008, relating to the financial statements and supplemental schedule of the Lowe’s 401(k) Plan, appearing in this Transition Report on Form 11-K of the Lowe’s 401(k) Plan for the period from February 3, 2007 to December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
June 30, 2008

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